UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2018

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall, Minneapolis, Minnesota 55403
(Address of principal executive offices, including zip code)

(612) 304-6073
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2018 the Board of Directors elected Dmitri L. Stockton as a director of Target Corporation.

Mr. Stockton served as Chairman, President & Chief Executive Officer of GE Asset Management Incorporated and Senior Vice President of General Electric Company from May 2011 to December 2016. Most recently he was Senior Vice President and Special Advisor to the Chairman of General Electric Company from July 2016 to March 2017.

The Board has appointed Mr. Stockton to the Audit & Finance Committee and the Infrastructure & Investment Committee.

Mr. Stockton will receive a one-time grant of RSUs with a $50,000 grant date fair value and the annual compensation we provide to non-employee directors described in our proxy statement.

A copy of the News Release describing this change to the Board of Directors is attached as Exhibit (99).

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

(99)	Target Corporation’s News Release dated March 8, 2018 relating to a change to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: March 8, 2018	/s/ Don H. Liu
Don H. Liu
Executive Vice President and Chief Legal & Risk Officer